SECURITIES AND EXCHANGE COMMISSION

                 WASHINGTON, D.C. 20549
         _____________________________________


                        FORM 8-K


                     CURRENT REPORT

            PURSUANT TO SECTION 13 OR 15(d)
         OF THE SECURITIES EXCHANGE ACT OF 1934




             Date of Report: August 8, 1996


               PUBLICKER INDUSTRIES INC.
     (Exact name of registrant as specified in its charter)


                      Pennsylvania
                (State of incorporation)


                         1-3315                  23-0991870
              (Commission file number)           (I.R.S. Employer
     Identification No.)



            1445 East Putnam Avenue
         Old Greenwich, Connecticut                      06870
     (Address of principal executive offices)                   (Zip code)





                     (203) 637-4500
     (Registrant's telephone number, including area code)

Item 5.  Other Events

                   On August 1, 1996, Publicker Industries Inc.'s
                        common shares began trading on the OTC Bulletin Board under the symbol PLKR. Previously, the Company's common shares had traded on the New York Stock Exchange. The NYSE advised the Company on July 11, 1996, that trading of the Company's shares would be suspended effective with the close of trading on July 31, 1996. The NYSE indicated that its decision to delist was based on consideration of certain qualitative listing criteria, including the reduction in operations due to recent and proposed subsidiary sales, as well as the Company's failure to meet certain quantitative listing criteria, including average net income for the last three years and net tangible assets. The Company was informally notified by the American Stock Exchange and the NASDAQ that its shares do not presently qualify for listing on the AMEX or NASDAQ.

     Item 7.  Financial Statements and Exhibits

                   None

                       SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                        PUBLICKER INDUSTRIES INC.





                                        /s/Antonio L. DeLise
                                           Antonio L. DeLise
                                           Vice President, Chief Financial
                                           Officer and Secretary



     Dated: August 8, 1996